Exhibit 99.1
Genpact Reports First Quarter 2024 Results
Total Revenue of $1.13 billion, Up 4%1,2,3
Diluted EPS of $0.64, Up 12%; Adjusted Diluted EPS4 of $0.73, Up 7%

NEW YORK, May 9, 2024 — Genpact Limited (NYSE: G), a global professional services and solutions firm delivering outcomes that shape the future, today announced financial results for the first quarter ended March 31, 2024.

“Results for the first quarter were above the high end of our guidance range, driven by early signs of improving execution and better than expected performance across both Data-Tech-AI and Digital Operations,” said Balkrishan “BK” Kalra, Genpact’s President & CEO. “In the first quarter, we established our new ‘3+1 Execution Framework,’ which is focused on building stronger partnerships, delivering more comprehensive Data-Tech-AI solutions, simplifying our sales and go-to-market structures, and enhancing our own operational efficiency through AI-led transformation. This work, while early, is delivering promising results and will be a key ingredient in putting us on the path to reach our full potential.”

Key Financial Highlights – First Quarter 2024
•Total revenue was $1.13 billion, up 4% year-over-year, both on an as reported and constant currency basis.1,3
•Data-Tech-AI revenue was $524 million, up 3% year-over-year, both on an as reported and constant currency basis,1,3 representing 46% of total revenue.5
•Digital Operations revenue was $607 million, up 5% year-over-year (6% on a constant currency basis),1 representing 54% of total revenue.5
•Gross profit was $396 million, up 7% year-over-year, with a corresponding margin of 35.0%.
•Net income was $117 million, up 10% year-over-year, with a corresponding margin of 10.3%.
•Income from operations was $160 million, up 10% year-over-year, with a corresponding margin of 14.1%.
•Adjusted income from operations was $182 million, up 2% year-over-year, with a corresponding margin of 16.1%.6,7
•Diluted earnings per share was $0.64, up 12% year-over-year, and adjusted diluted earnings per share4,6 was $0.73, up 7% year-over-year.
•Cash utilized in operations was $26 million, compared to $34 million utilized in operations in the first quarter of 2023.
•Genpact repurchased approximately 865,000 of its common shares during the quarter for total consideration of approximately $30 million at an average price per share of $34.67.
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Both on an as reported and constant currency basis.
3 Total revenue and Data-Tech-AI revenue for the first quarter 2023 includes $0.5 million associated with a business classified as held for sale.
4 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
5 Genpact updated the classification of certain service revenues from Digital Operations to Data-Tech-AI in the quarter ended March 31, 2024 to more accurately reflect the nature of, and mode of delivery for, the services provided, which have evolved over time. The tables set forth after the “Outlook” section in this release provide the amount of revenue derived from Digital Operations and Data-Tech-AI, both as originally reported and as updated, for each quarter from the first quarter of 2022 through the first quarter of 2024. The outlook presented in this release for Digital Operations and Data-Tech-AI revenue growth reflect this updated revenue classification.
6 Income from operations and diluted earnings per share for the first quarter of 2023 include a $0.8 million loss incurred on the sale of the business previously designated as held for sale as well as a $1.2 million operating loss from the business previously designated as held for sale. These items were excluded from adjusted income for operations and adjusted diluted earnings per share for the first quarter of 2023.
7 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

Outlook

Genpact’s updated outlook for the full year 2024 is as follows:
•Total revenue in the range of $4.59 billion to $4.63 billion, representing year-over-year growth of approximately 2.5% to 3.5% as reported, or 2.7% to 3.7% on a constant currency basis,1 up from the prior guidance of approximately 2.0% to 3.0% as reported.
◦Digital Operations revenue growth of approximately 3.6% year-over-year and Data-Tech-AI revenue growth of approximately 2.3% year-over-year at the midpoint of the range, as reported, up from the previous midpoints of 3.1% and 1.7%, respectively,on an updated classification basis.5
◦Digital Operations revenue growth of approximately 4.0% year-over-year and Data-Tech-AI revenue growth of approximately 2.4% year-over-year at the midpoint of the range, on a constant currency basis,1 up from the previous midpoints of 3.2% and 1.9%, respectively, on an updated classification basis.5
•Gross margin of approximately 35.3%, up from the prior guidance of approximately 35.0%.
•Adjusted income from operations margin8 of approximately 17.0%.
•Adjusted diluted EPS9 in the range of $3.01 to $3.04, up from the prior range of $3.00 to $3.03.

Genpact’s outlook for the second quarter of 2024 is as follows:
•Total revenue in the range of $1.143 billion to $1.148 billion, representing year-over-year growth of approximately 3.4% to 3.8% as reported, or 3.6% to 4.0% on a constant currency basis.1
◦Digital Operations revenue growth of approximately 5.4% year-over-year and Data-Tech-AI revenue growth of approximately 1.6% year-over-year at the midpoint of the range, as reported.
◦Digital Operations revenue growth of approximately 5.7% year-over-year and Data-Tech-AI revenue growth of approximately 1.6% year-over-year at the midpoint of the range, on a constant currency basis.1
•Gross margin of approximately 34.8%.
•Adjusted income from operations margin8 of approximately 16.5%.

The outlook presented above reflects the updated classification of Digital Operations and Data-Tech-AI revenue.5

Digital Operations and Data-Tech-AI revenue update5

The following tables provide Digital Operations and Data-Tech-AI revenue breakdowns for each quarter from the first quarter of 2022 through the first quarter of 2024, as originally reported and on an updated classification basis:

As Originally Reported:	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
Digital Operations revenue	602	601	601	608	604	605	636	639	630
YoY %	5.0%	3.3%	2.4%	3.3%	0.4%	0.7%	5.8%	5.1%	4.2%
QoQ %	2.2%	(0.2)%	0.1%	1.1%	(0.6)%	0.1%	5.2%	0.4%	(1.5)%
Data-Tech-AI revenue	467	489	510	495	485	501	500	507	502
YoY %	25.1%	20.2%	18.9%	2.3%	4.0%	2.5%	(2.0)%	2.5%	3.4%
QoQ %	(3.5)%	4.7%	4.3%	(2.9)%	(1.9)%	3.2%	(0.2)%	1.5%	(1.1)%

8 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.
9 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

Updated Classification:	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
Digital Operations revenue	581	580	578	583	579	581	612	615	607
YoY %	5.1%	3.1%	1.9%	3.2%	(0.3)%	0.2%	6.0%	5.5%	4.8%
QoQ %	2.9%	(0.3)%	(0.4)%	1.0%	(0.6)%	0.2%	5.5%	0.4%	(1.2)%
Data-Tech-AI revenue	487	509	533	519	510	525	523	531	524
YoY %	24.0%	19.6%	18.9%	2.4%	4.7%	3.0%	(1.9)%	2.3%	2.7%
QoQ %	(3.9)%	4.6%	4.7%	(2.6)%	(1.8)%	2.9%	(0.3)%	1.5%	(1.4)%
Conference Call to Discuss Financial Results
Genpact’s management will host an hour-long conference call beginning at 5:00 p.m. ET on May 9, 2024 to discuss the company’s performance for the first quarter ended March 31, 2024. Those who wish to participate can register here to receive a dial-in number and unique PIN to access the call seamlessly. It is recommended callers join 10 minutes prior to the start of the event (although you may register and dial in at any time during the call). A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

About Genpact

Genpact (NYSE: G) is a global professional services and solutions firm delivering the outcomes that shape the future. Our 125,000+ people across 30+ countries are driven by our innate curiosity, entrepreneurial agility, and desire to create lasting value for clients. Powered by our purpose – the relentless pursuit of a world that works better for people – we serve and transform leading enterprises, including the Fortune Global 500, with our deep business and industry knowledge, digital operations services, and expertise in data, technology, and AI.

Safe Harbor

This press release contains certain statements concerning our future growth prospects, including our outlook for 2024, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to macroeconomic uncertainty and general economic conditions, any deterioration in the global economic environment and its impact on our clients, our ability to manage our CEO transition and retain senior management, technological innovation, including AI technology and future uses of generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments at sufficient speed and scale, our ability to develop and successfully execute our business strategies, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to protect our and our clients’ data from security incidents or cyberattacks, the economic and other impacts of geopolitical conflicts and any related sanctions and other measures that have been or may be implemented or imposed in response thereto, as well as any potential expansion or escalation of existing conflicts or economic disruption beyond their current scope, a slowdown in the economies and sectors in which our clients operate, a slowdown in the sectors in which we operate, the risks and uncertainties arising from our past and future acquisitions or divestitures, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, our ability to effectively execute our tax planning strategies, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, political, economic or business conditions in countries in which we operate, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Tiffany Horvath +1 (614) 625-6485 tiffany.horvath@genpact.com

Media	Siya Belliappa +1 (718) 561-9843 siya.belliappa@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2023	As of March 31, 2024
Assets
Current assets
Cash and cash equivalents	$583,670	$478,398
Accounts receivable, net of allowance for credit losses of $18,278 and $21,294 as of December 31, 2023 and March 31, 2024, respectively	1,116,273	1,147,233
Prepaid expenses and other current assets	191,566	204,811
Total current assets	$1,891,509	$1,830,442

Property, plant and equipment, net	189,803	193,805
Operating lease right-of-use assets	186,167	199,118
Deferred tax assets	298,921	281,945
Intangible assets, net	53,028	46,305
Goodwill	1,683,782	1,679,720
Contract cost assets	202,543	204,918
Other assets, net of allowance for credit losses of $4,096 and $7,174 as of December 31, 2023 and March 31, 2024, respectively	299,960	304,389
Total assets	$4,805,713	$4,740,642

Liabilities and equity
Current liabilities
Short-term borrowings	$10,000	$50,000
Current portion of long-term debt	432,242	425,768
Accounts payable	27,739	28,032
Income taxes payable	38,458	39,373
Accrued expenses and other current liabilities	759,180	595,350
Operating leases liability	50,313	46,879
Total current liabilities	$1,317,932	$1,185,402

Long-term debt, less current portion	824,720	818,327
Operating leases liability	168,015	180,724
Deferred tax liabilities	11,706	11,589
Other liabilities	234,948	246,230
Total liabilities	$2,557,321	$2,442,272

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 179,494,132 and 179,979,368 issued and outstanding as of December 31, 2023 and March 31, 2024, respectively	1,789	1,794
Additional paid-in capital	1,883,944	1,879,099
Retained earnings	1,085,209	1,144,671
Accumulated other comprehensive income (loss)	(722,550)	(727,194)
Total equity	$2,248,392	$2,298,370

Total liabilities and equity	$4,805,713	$4,740,642

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended March 31,
	2023	2024
Net revenues	$1,089,319	$1,131,237
Cost of revenue	719,078	734,759
Gross profit	$370,241	$396,478
Operating expenses:
Selling, general and administrative expenses	216,485	235,031
Amortization of acquired intangible assets	8,255	6,927
Other operating (income) expense, net	389	(5,466)
Income from operations	$145,112	$159,986
Foreign exchange gains (losses), net	(1,040)	837
Interest income (expense), net	(9,627)	(10,242)
Other income (expense), net	4,030	5,787
Income before income tax expense	$138,475	$156,368
Income tax expense	32,374	39,421
Net income	$106,101	$116,947
Earnings per common share
Basic	$0.58	$0.65
Diluted	$0.57	$0.64
Weighted average number of common shares used in computing earnings per common share
Basic	183,795,404	180,416,537
Diluted	187,586,277	181,937,555

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months ended March 31,
	2023	2024
Operating activities
Net income	$106,101	$116,947
Adjustments to reconcile net income to net cash used for operating activities:
Depreciation and amortization	18,757	17,280
Amortization of debt issuance costs	487	488
Amortization of acquired intangible assets	8,255	6,927
Loss on the sale of the business classified as held for sale	802	—
Allowance for credit losses	3,324	10,897
Unrealized gain on revaluation of foreign currency assets/liabilities	(2,994)	(6,700)
Stock-based compensation expense	19,704	9,181
Deferred tax expense	1,710	11,510
Others, net	454	167
Change in operating assets and liabilities:
Increase in accounts receivable	(17,794)	(40,148)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(11,424)	(22,495)
Increase (decrease) in accounts payable	(13,261)	285
Decrease in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(167,217)	(131,129)
Increase in income taxes payable	19,032	1,229
Net cash used for operating activities	$(34,064)	$(25,561)
Investing activities
Purchase of property, plant and equipment	(12,578)	(24,005)
Payment for internally generated intangible assets (including intangibles under development)	(828)	(667)
Proceeds from sale of property, plant and equipment	9	—
Payment for business acquisitions, net of cash acquired	(682)	—
Payment for divestiture of the business	(19,510)	—
Net cash used for investing activities	$(33,589)	$(24,672)
Financing activities
Repayment of finance lease obligations	(3,705)	(3,433)
Repayment of long-term debt	(6,625)	(13,250)
Proceeds from short-term borrowings	75,000	50,000
Repayment of short-term borrowings	(46,000)	(10,000)
Proceeds from issuance of common shares under stock-based compensation plans	15,924	6,797
Payment for net settlement of stock-based awards	(18,172)	(20,820)
Payment of earn-out consideration	(2,399)	—
Dividend paid	(25,255)	(27,492)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(30,013)	(30,002)
Net cash used for financing activities	$(41,245)	$(48,200)
Net decrease in cash and cash equivalents	(108,898)	(98,433)
Effect of exchange rate changes	14,414	(6,839)
Cash and cash equivalents at the beginning of the period	646,765	583,670
Cash and cash equivalents at the end of the period	$552,281	$478,398
Supplementary information
Cash paid during the period for interest	$6,112	$11,393
Cash paid during the period for income taxes, net of refund	$23,001	$20,108

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016, Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies.

During the second quarter of 2022, Genpact approved a plan to divest a business that was no longer deemed strategic. Given the specialized nature of this business, we anticipated completing a transaction within twelve months after the end of the second quarter of 2022, and therefore, we classified the revenues and expenses related to this business as held for sale with effect from April 1, 2022. During the first quarter of 2023, the Company consummated this transaction and recorded a loss on the sale of the business. Genpact's management believes that excluding such loss on the sale of the business and the revenues and expenses associated with the business previously designated as held for sale in calculating its non-GAAP financial measures provides useful information to both management and investors regarding the Company's financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months ended March 31, 2023 and 2024:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended March 31,
	2023	2024
Net income	$106,101	$116,947
Foreign exchange (gains) losses, net	1,040	(837)
Interest (income) expense, net	9,627	10,242
Income tax expense	32,374	39,421
Stock-based compensation expense	19,704	9,181
Amortization and impairment of acquired intangible assets	8,143	6,925
Operating loss from the business classified as held for sale	1,201	—
Loss on the sale of the business classified as held for sale	802	—
Adjusted income from operations	$178,992	$181,879
Net income margin	9.7%	10.3%
Adjusted income from operations margin	16.4%	16.1%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended March 31,
	2023	2024
Income from operations	$145,112	$159,986
Stock-based compensation expense	19,704	9,181
Amortization and impairment of acquired intangible assets	8,143	6,925
Other income (expense), net	4,030	5,787
Operating loss from the business classified as held for sale	1,201	—
Loss on the sale of the business classified as held for sale	802	—
Adjusted income from operations	$178,992	$181,879
Income from operations margin	13.3%	14.1%
Adjusted income from operations margin	16.4%	16.1%

Reconciliation of Diluted EPS to Adjusted Diluted EPS10
(Per share data)

	Three months ended March 31,
	2023	2024
Diluted EPS	$0.57	$0.64
Stock-based compensation expense	0.11	0.05
Amortization and impairment of acquired intangible assets	0.04	0.04
Operating loss from the business classified as held for sale	0.01	—
Loss on the sale of the business classified as held for sale	0.00	—
Tax impact on stock-based compensation expense	(0.04)	0.01
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)
Tax impact on operating loss from the business classified as held for sale	(0.00)	—
Tax impact on loss on the sale of the business classified as held for sale	(0.00)	—
Adjusted diluted EPS	$0.68	$0.73

10 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2024:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin11

Year ending December 31, 2024
Net income margin	10.1%
Estimated interest (income) expense, net	1.3%
Estimated income tax expense	3.3%
Estimated stock-based compensation expense	1.8%
Estimated amortization and impairment of acquired intangible assets	0.6%
Adjusted income from operations margin	17.0%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin11

Year ending December 31, 2024
Income from operations margin	14.4%
Estimated stock-based compensation expense	1.8%
Estimated amortization and impairment of acquired intangible assets	0.6%
Estimated other income (expense), net	0.2%
Adjusted income from operations margin	17.0%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS11
(Per share data)

	Year ending December 31, 2024
	Lower	Upper
Diluted EPS	$2.56	$2.59
Estimated stock-based compensation expense	0.44	0.44
Estimated amortization and impairment of acquired intangible assets	0.14	0.14
Estimated tax impact on stock-based compensation expense	(0.10)	(0.10)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.04)	(0.04)
Adjusted diluted EPS	$3.01	$3.04

11 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the quarter ending June 30, 2024:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin12

Quarter ending June 30, 2024
Net income margin	9.6%
Estimated interest (income) expense, net	1.4%
Estimated income tax expense	3.0%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.6%
Adjusted income from operations margin	16.5%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin12

Quarter ending June 30, 2024
Income from operations margin	13.8%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.6%
Estimated other income (expense), net	0.2%
Adjusted income from operations margin	16.5%
12 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.